Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund, Strategic Advisers Growth Multi-Manager Fund, and Strategic Advisers Value Multi-Manager Fund of our reports dated July 16, 2012 on the financial statements and financial highlights included in the May 31, 2012 Annual Reports to Shareholders of the above referenced fund(s); and Strategic Advisers Small-Mid Cap Multi-Manager Fund of our report dated April 17, 2012 on the financial statements and financial highlights included in the February 29, 2012 Annual Report to Shareholders of the above referenced fund, which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 2, 2012